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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 21, 1998 accompanying the consolidated financial statements incorporated by reference in the Annual Report of Patriot Bank Corp. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporations by reference of said report in the Registration Statements of Patriot Bank Corp. and Subsidiaries on Form S-8 (File No. 333-13981, effective October 11, 1996 and File No. 333-62123, effective August 24, 1998).

Philadelphia, Pennsylvania
March 27, 2000